Exhibit J

JOINT FILING STATEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of Teletouch Communications, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

July 19, 2012

STRATFORD CAPITAL PARTNERS, L.P.

By:	Stratford Capital GP Associates, L.P., its general partner

	By:	Stratford Capital Corporation, its general partner

		By:	/s/ David W. Knickel
David W. Knickel, Vice President

STRATFORD CAPITAL GP ASSOCIATES, L.P.

By:	Stratford Capital Corporation, its general partner

	By:	/s/ David W. Knickel
David W. Knickel, Vice President

STRATFORD CAPITAL CORPORATION

By:	/s/ David W. Knickel
David W. Knickel, Vice President

/s/ John R. Muse
John R. Muse

RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

By:	Retail & Restaurant Growth Partners, L.P., its general partner

	By:	Retail & Restaurant Growth Management, Inc., its general partner

		By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO

RETAIL & RESTAURANT GROWTH PARTNERS, L.P.

By:	Retail & Restaurant Growth Management, Inc., its general partner

	By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO

RETAIL & RESTAURANT GROWTH MANAGEMENT, INC.

By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO